UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2010

SPARTA COMMERCIAL SERVICES, INC

(Exact name of registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

462 Seventh Ave, 20th Floor, New York, NY 10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 239-2666

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)
☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 28, 2010 the registrant entered into a three year Motorcycle Lease Warehousing Master Lease Funding Agreement with Vion Operations LLC, an affiliate of Vion receivable Investments,  (“Vion”) (“Lease Funding Agreement”) pursuant to which registrant will initially originate up to $5,000,000 worth of retail leases for motorcycles that Vion will purchase. The retail lessees’ obligations under such leases will be secured by a first priority security interest in the lease and the underlying motorcycles.  Concurrently with the Lease Funding Agreement registrant and Vion entered into a Motorcycle Lease Warehousing Master Services Agreement to facilitate implementation of the Lease Funding Agreement (the “Service Agreement”).  The Service Agreement governs the manner in which registrant will collect upon and otherwise service the leases to be purchased by Vion pursuant to the Lease Funding Agreement.

SECTION 2 – FINANCIAL INFORMATION

N/A

SECTION 3 - SECURITIESC AND TRADING MARKETS

N/A

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

N/A

SECTION 5 -  CORPORATE GOVERNANCE AND MANAGEMENT

N/A

SECTION 6- ASSET-BACKED SECURITIES

N/A

SECTION 7 – REGULATION FD

N/A

SECTION 8 – OTHER EVENTS

N/A

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

Exhibit 10.	Motorcycle Lease Warehousing Master Lease Funding Agreement dated September 28, 2010 between registrant and Vion Operations LLC.

Exhibit 10.2	Motorcycle Lease Warehousing Master Services Agreement dated September 28, 2010 between registrant and Vion Operations LLC.

Exhibit 99.1	Press Release dated September 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTA COMMERCIAL SERVICES, INC.

Date: September 29, 2010	By:	/s/ Anthony W. Adler
Anthony W. Adler
Principal Financial Officer